Exhibit 10.4

Capital Loan Agreement in Renminbi

China Construction Bank
Hunan Branch

Contract Number: 4306886432006002

Loan Category:  Fixed asset loan

Borrower (Party A):  Hunan Sanjiang Electric Power Co., Ltd.

Address: No. 001 South Power Station Road                                      Zip: 415300
   Chujiang Township, Shimen County

Legal Representative ( Person in-Charge):   Hong Zhu

Facsimile: 0736-7705511                                                                           Telephone: 0736-7703900

Lender (Party B): China Construction Bank Co., Ltd. Changde Branch

Address: 130 Dongting Avenue                                                             Zip: 415000

Person in-Charge: Xiaoping Meng

Facsimile:                                                                                                    Telephone: 7709217

Borrower ( hereinafter “Party A”):  Hunan Sanjiang Electric Power Co., Ltd

Lender ( hereinafter  “Party B”):  China Construction Bank Co., Ltd., Changde Branch

Party A applies to Party B for borrowing money and Party B agrees to grant the loan.  In accordance with the relevant laws, statutes and regulations, the Parties enter into and abide by this contract upon consultation.

        Article 1. Amount of the Loan

Party A borrows from Party B Renminbi (in capital) 20 million.

Article 2. Purpose of the Loan

Party A borrows the Loan for the purpose of power station technology transformation and expansion.

Article 3. Term of the Loan

Term of the loan stipulated herein is five years, commencing from July 31, 2006 to July 30, 2011.

If the starting date of the period of the loan hereunder is inconsistent with that indicated in the indebtedness certificate, the date on the indebtedness certificate for the first grant of the loan shall prevail.  The indebtedness certificate is an integral part of this contract and has equal legal effect with this contract.

Article 4. Interest Rate of the Loan, Penalty Rate, Calculation and Settlement of Interest

1.	Interest rate of the loan

Interest rate of the loan hereunder is monthly (annual/monthly) interest rate of the second category of the following:

(1)	Fixed interest rate, namely, BLANK_ the interest rate will remain unchanged during the period of the loan;

(2)
Floating interest rate, which is 0% upward (upward/downward) the base interest rate, shall be adjusted every 12 (twelve) months starting from the interest accrual date.  Interest adjustment day shall be the corresponding date to the interest accrual date in that month and shall be the last day of that month if there is no corresponding day.

2.	Penalty rate

(1)	The penalty rate is monthly (annual/monthly) rate;

(2)	If Party A fails to use the loan according to the stipulated purpose, penalty rate shall be the second category of the following:

(i)	Fixed interest rate, which is BLANK;

(ii)
Floating interest rate, which is 100% upward the base interest rate, shall be adjusted every 12(twelve) months starting from the interest accrual date.  The penalty rate adjustment date shall be the corresponding date to the interest accrual date in that month and shall be the last day of that month if there is no corresponding date.

(3)	Penalty rate for the overdue repayment of the loan hereunder shall be the second category of the following:

(i)	Fixed interest rate, which is BLANK;

(ii)
Floating interest rate, which is 50% upward the base interest rate, shall be adjusted every 12(twelve) months starting from the interest accrual date.  The penalty rate adjustment date shall be the corresponding date to the interest accrual date in that month and shall be the last day of that month if there is no corresponding date.

3.	The accrual date under this agreement is the date the loan is first transferred into the account of Party A

The base interest rate when the loan is first issued under this agreement is the loan interest rate of the same grade promulgated by the People’s Bank of China on the interest accrual day.  Thereafter, while adjusting the interest rate or the penalty rate under this agreement, the base interest rate is the loan interest rate of the same grade promulgated by the People’s Bank of China on the adjusting day.  If the People’s Bank of China does not promulgate the base interest rate of the same grade, the base interest rate shall be the interest rate recognized by the banking industry or the common interest rate of the same grade, subject to conditions otherwise agreed by the parties.

4.
Interest on the loan shall accrue from the date the loan is transferred into the account of Party A. Interest accrues upon the loan hereunder on a daily basis. Daily interest rate =monthly interest rate/30=annual interest rate/360. If Party A fails to pay the interest on schedule, compound interest shall accrue from the next day.

5.	Settlement of Interest

(1)
In case of fixed interest rate applicable to this loan, the interest will be settled at the stipulated interest rate. In case of a floating interest rate, interest will be calculated at the interest rate applicable to each floating period. If there are several times of interest floating in a single interest settlement period, interest accrued in such interest settlement period shall be a total of respective interests in each floating period;

(2)	Interest on the loan hereunder will be settled on a monthly basis (monthly/quarterly). Interest settlement day is fixed at the twentieth day of every month (month/end of quarter).

       Article 5. Grant and Use of the Loan

1.	Precedent Conditions of Grant of the Loan

(1)	Unless wholly or partially waived by Party B, Party B shall be obliged to grant the loan only after the following precedent conditions are met:

(i)	Party A has properly handled the approval, registration, delivery and other legal formalities relating to the loan hereunder in accordance with the relevant laws and regulations;

(ii)	If there is security for this contract, the security contract or other security method conforming to the requirements of Party B has taken into effect;

(iii)	Party A does not incur any event of default as stipulated herein;

(iv)	Other precedent conditions as stipulated by the Parties:

                The following space is intentionally left blank

                  _____________________________________________________________________

(2)	Party B will commence with granting the loan within 5 bank business days after Party A has satisfied the above precedent conditions.

2.	Use Plan of the Loan

(1)	July 31, 2006, amount: 20 million

         (the following space is intentionally left blank)

(2)	____Year____Month___Day Amount______

(3)	____Year____Month___Day Amount______

(4)	____Year____Month___Day Amount______

(5)	____Year____Month___Day Amount______

(6)	____Year____Month___Day Amount______

           Article 6. Repayment

1.	Principle of repayment

Any repayment by Party A hereunder shall be made based on the following principles:

(1)
Repayment of principal shall be prior to repayment of interest under the following situations: the principal of the loan has been overdue beyond 90 days, interest has been overdue beyond 90 days, Party A’s business operation or projects related to the Loan have been terminated though the loan has not become mature or the overdue has not been beyond 90 days, and other loans stipulated by the laws and regulations.

(2)
Except as situations otherwise listed in the Article 6 1 (1) above, any repayment shall be made based on the principle that repayment of interest shall be prior to repayment of principal, and the interest shall be paid off together with the principal upon the last installment of repayment.

2.	Payment of interest

Party A shall pay Party B the interest due on interest settlement day. The first date for     paying interest is the first interest settlement day after the loan is granted. Upon the last installment of repayment, the interest shall be paid off together with the principal.

3.	Plan of Repayment of Principal

Party A shall repay the principal of the Loan according to the following plan:

(1)	2009 Year 7 Month 31 Day Amount: 5 million;

(2)	2010 Year 7 Month 31 Day Amount: 5 million;

(3)	2011 Year 7 Month 30 Day Amount: 10 million;

       The following space is intentionally left blank

(4)	____ Year __ Month __ Day Amount ________;

(5)	____ Year __ Month __ Day Amount ________;

(6)	____ Year __ Month __ Day Amount ________.

4.	Method of repayment

Party A shall deposit sufficient funds in the account it has maintained with Party B before the repayment date, which will be automatically used for repayment, or transfer funds from other accounts for such repayment on the prescribed repayment date. If Party A fails to made repayment on schedule, Party B shall be entitled to transfer the corresponding money out of Party A’s account opened at China Construction Bank Company Limited.

5.	Early Repayment

(1)	Party A only needs notifying Party B in advance for early repayment of interest;

(2)	For early repayment of principal, Party A shall apply to Party B 20 bank business days in advance in writing and may early repay partial or all principal with the consent of Party B.

When Party A early repays principal, interest will be calculated at the interest rate of the loan as determined according to Article 4 hereof for the actual number of days during which the loan is used.

If Party A repays principal early, it agrees to pay Party B compensation. Amount of the compensation = early repaid principle × number of months of early repayment  x ___    _ (ratio of compensation). In case the prepayment made within one month before the maturity date, the number of months left before the maturity date of the Loan shall be counted as one.

If Party A makes repayment in installments, in the event of early repayment of partial principal of the loan, the repayment shall be made in the reversed order of the repayment plan. Upon early repayment, the loan interest rate stipulated herein shall still be applicable to the outstanding loan.

        Article 7. Security for the Loan

If the loan hereunder is a secured loan, the security method is the second of the following:

1.	Guarantee;

2.	Mortgage;

3.	Pledge;

4.	Standby letter of credit;

5.	Credit insurance.

6.	Others: __BLANK__________________.

           Article 8. Rights and Obligations of Party A

1.	Rights of Party A

(1)	Requires Party B to grant the loan as stipulated herein;

(2)	Uses the loan for the purpose as stipulated herein;

(3)	Requests Party B to extend the Loan in accordance with the provisions set forth in this Agreement;

(4)
Requires Party B to keep secret the relevant financial information and trade secret relating to production and operation provided by Party A, unless otherwise provided by laws, statutes and regulations.

2.	Obligations of Party A

(1)
Party A shall provide the relevant financial accounting information and information on a monthly basis regarding its production and operation conditions, as required by Party B, including but not limited to providing the balance sheet and income statement (income and expenditure statement of public service unit) for the last quarter within the first 10 working days of the first month of each quarter, and providing the cash flow statement of each year by the end of such year, and shall be responsible for the trueness, completeness and validity of the information provided by it.

(2)	Party A shall use the loan for the purpose set forth in this Agreement and do not misuse or appropriate the loan;

(3)	Party A shall actively cooperate with Party B and voluntarily accept the inspection and supervision by Party B of its production, operation and financial activity and the use of the loan hereunder;

(4)	Party A shall repay the principal and interest of the loan on schedule;

(5)	Party A and its investors shall not withdraw capital or transfer assets to evade their debts owing to Party B;

(6)
Before repaying in full the principal and interest of the loan owing to Party B, Party A shall not use the assets deriving from the loan hereunder to provide security to any third party without the consent of Party B;

(7)
During the term of this agreement, if Party A provides security for the debts of other person, which may affect Party A’s ability of repayment hereunder, Party A shall notify and acquire the consent of Party B in advance;

(8)
In the event the guarantor hereunder winds up, goes out of business, cancels the registration or its business license is revoked, becomes bankrupt, is dismissed or suffers operating loss or partially or completely loses the ability of security corresponding to the loan hereunder, or the value of the collateral hereunder is decreased or damaged or lost by accident, Party A shall timely provide other security acceptable to Party B;

(9)
During the term of this contract, in the event of any change in the name, legal representative (responsible person), domicile, business scope, registered capital of Party A, Party A shall notify Party B in time;

(10)
During the term of this contract, in the event of contracting, leasing, shareholding system rebuilding, pooling, consolidation, merger, division, establishing a joint venture, application for closing business for reorganization, application for dissolution, application for bankruptcy on the part of Party A, which is sufficient to affect the realization of Party B’s rights with respect to the loan, Party A shall notify in writing and acquire the written consent of Party B at least 30 (thirty) days in advance, and ensure the repayment and security hereunder as required by Party B;

(11)
During the term of this contract, in the event of such conditions as ceasing to product, going out of business, canceling the registration or revocation of business license, involvement in illegal activity or material litigation of the legal representative or main responsible person, serious difficulty in production and operation, deterioration of financial condition on the part of Party A which may have material adverse influence upon the performance by Party A of its obligation of repayment hereunder, Party A shall immediately notify Party B in writing and ensure the repayment and security hereunder as required by Party B;

(12)	Party A shall assume the expenses of legal service, insurance, appraisal, registration, custody, verification and notarization relating to this contract and the security hereunder.

           Article 9. Rights and Obligations of Party B

1.	Party B’s rights

(1)
Party B has right to learn of the production, operation and financial activities of Party A and request Party A to provide such documents and materials as the relevant plans, statistics, financial statements and so on;

(2)
Party B has right to deduct and transfer any amount in any currency from Party A’s account maintained with China Construction Bank Company Limited with respect to any amount payable by Party A to Party B based on this agreement;

2.	Party B’s obligations

(1)	Party B shall grant in full the loan on schedule as stipulated herein except the delay is caused by Party A;

(2)	Party B shall keep secret the relevant financial information and trade secret relating to production and operation provided by Party A, unless otherwise provided by laws, statutes and regulations.

           Article 10. Liabilities for Breach of Agreement

1.	Breach of the agreement

(1)	Breach by Party A

(i)	Fails to provide true, complete and valid financial information, information of production and operation condition and other relevant information as required by Party B;

(ii)	Fails to use the loan for the purpose prescribed hereunder;

(iii)	Fails to repay the principal and interest of the loan on schedule;

(iv)	Rejects or prevents Party B from inspecting and supervising the use of the loan;

(v)	Transfers assets and withdraws capital to evade the debts;

(vi)
Operation and financial condition deteriorates, Party A fails to discharge the debts due or Party A is or will be involved in material litigation or arbitration proceedings and other legal disputes, where Party B considers it may or has caused to an adverse effect or impair on the rights and interests of Party B hereunder;

(vii)	Any other debt undertaken by Party A has affected or may affect the performance of Party A of its obligations hereunder;

(viii)	Fails to perform other due indebtedness owing to Party B;

(ix)
During the term of this Contract, Party A incurs changes in operation method or conversion of operational mechanism us as contracting, leasing, consolidation, merger, establishing a joint venture, division, pooling, shareholding system restructuring, where Party B considers it may or has caused to an adverse effect or impair on the rights and interests of Party B hereunder;

(x)	Other condition which Party B considers sufficient to affect the exercise of Party B’s rights;

(xi)	Breaches other obligations as stipulated herein.

(2)	If the guarantor is involved in the following circumstances and Party A fails to provide new security as required by Party B, it shall be deemed that Party A has breached this contract:

(i)
The guarantor is involved in such circumstances as contracting, leasing, consolidation, merger, establishing a joint venture, division, pooling, shareholding system rebuilding, bankruptcy, cancellation which is sufficient to affect the guarantor’s capacity of undertaking the joint and several guarantee liability;

(ii)	The guarantor provides any third party with security beyond its capacity;

(iii)	The guarantor loses or may lose its ability of security;

(iv)	Other breaches by the guarantor as stipulated in the guarantee contract.

(3)	If the mortgagor is involved in the following circumstances and Party A fails to provide new security as required by Party B, it shall be deemed that Party A has breached this contract:

(i)
The mortgagor fails to purchase insurance for the mortgaged property as required by Party B, or fails to dispose of the insurance compensation as stipulated in the mortgage contract after the occurrence of the insurance accident;

(ii)	In the event of damage, loss, devaluation of the collateral caused by the behavior of any third party, the mortgagor fails to dispose of the damages as stipulated in the mortgage contract;

(iii)	The mortgagor donates, transfers, leases, re-mortgages, moves or otherwise disposes of the collateral without written consent of Party B;

(iv)	The mortgagor disposes of the collateral with the consent of Party B but fails to dispose of the proceeds therefrom as stipulated in the mortgage contract;

(v)
In the event of the damage, loss or devaluation of collateral which is sufficient to affect discharging of the debts hereunder, the mortgagor fails to reinstate the value of collateral or provide other security as acceptable by Party B;

(vi)	Other breaches by the mortgagor as stipulated in the mortgage contract.

(4)	If the pledgor is involved in the following circumstances and Party A fails to provide new security as required by Party B, it shall be deemed that Party A has breached this contract:

(i)
The pledgor fails to purchase insurance for the pledged property as required by Party B, or fails to dispose of the insurance compensation as stipulated in the pledge contract after the occurrence of the insurance accident;

(ii)	In the event of damage, loss, devaluation of pledged property caused by the behavior of any third party, the pledgor fails to dispose of the damages as stipulated in the pledge contract;

(iii)	The pledgor disposes of the pledged property with the consent of Party B but fails to dispose of the proceeds therefrom as stipulated in the pledge contract;

(iv)
In the event of the damage, loss or devaluation of pledged property which is sufficient to affect the repayment of the principal and interest, the pledgor fails to reinstate the value of pledged property or provide other security acceptable to Party B;

(v)	Other breaches by the pledgor as stipulated in the pledge contract.

(5)
In the event the security contract or other security does not take effect, is valid or rescinded, or the guarantor is involved in other circumstances of partially or completely losing the ability of guarantee or rejects to performance the obligations of security, and Party A fails to provide new security as required by Party B, it shall be deemed that Party A has breached this contract.

2.	Remedies for Breaches of Agreement

In the event of the breaches in above Article 10, 1 (1) to 1(5), Party B shall be entitled to exercise one or more of the following rights:

(1)	Stop granting the loan, accelerate the maturity immediately and require Party A to promptly repay the principal, interest and expenses of all the mature or immature debts hereunder;

(2)	Charge liquidated damages against Party A at ‰ of the principal of the loan;

(3)
In the event Party A fails to use the loan for the purpose as stipulated herein, interest and compound interest shall accrue at penalty rate according to the interest settlement method hereunder from the date of violation to the date on which the principal and interest are repaid in full;

(4)
Before maturity date, compound interest will be calculated and payable upon the interest not repaid by Party A on schedule according to the rate and settlement method as stipulated in Article 4 hereof.

(5)
For the overdue repayment, interest and compound interest shall accrue on the repayment in arrears and any principal and interest wholly or partially declared early maturity by Party B, pursuant to the penalty rate and interest settlement method stipulated in this agreement, for a period commencing from the overdue date to the date when the principal and interest are repaid in full. Delay in the repayment of the loan means Party A fails to satisfy the loan on schedule or repays the loan exceeding the prescribed installments;

(6)	Transfer any amount in any currency out of Party A's account opened in China Construction Bank;

(7)	Request Party A to provide new security at the requirements of Party B for all the debts hereunder;

(8)	Exercise security rights;

(9)	Rescind this agreement.

           Article 11. Other Matters agreed

1.	The following space is intentionally left blank_____________;

2.	__________________________________________________;

3.	__________________________________________________;

4.	__________________________________________________;

             Article 12. Dispute Settlement

Any dispute arising during the performance of this agreement may be settled through consultation. If the consultation fails, it shall be settled through the first of the following methods:

1.	Bring a suit before the court in the jurisdiction where Party B domiciles;

2.
File the dispute to   blank_ arbitration commission for arbitration (Arbitration place is   blank   ) in accordance with the effective arbitration rules of the arbitration commission at the time of applying for arbitration. Arbitration award is will be final and bind the Parties.

During the suit or arbitration, the provisions in this agreement which are not in dispute shall still be performed.

           Article 13. Effectiveness of the Agreement

This agreement will take into effect upon execution of the legal representatives (persons in-charge) or authorized representatives of the parties, affixed with the official seals of both parties.

           Article 14. There are 4 (four) duplicate copies of this agreement.

           Article 15. Representations

1.	Party A is clearly aware of the business scope and authority of Party B;

2.
Party A has read all the terms and conditions of this Agreement. Party B has made the corresponding interpretation of the terms and conditions of this Agreement as requested by Party A. Party A has fully learned and understood the meaning and the corresponding legal consequence of the terms and conditions of this Agreement;

3.	Party A has right to enter into this Agreement.

 Party A (Seal): (Seal)

 Legal representative (person in-charge) or authorized representative (Signature):

                                                                                                                               /s/ Zhengxi Wang

                                                                                                                               July 31, 2006

Party B (Seal): (Seal)

Person in-charge or authorized representative (Signature):

                                                                                                               /s/ Baining Li

                                           July 31, 2006